UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2009
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On February 24, 2009, Royal Mines And Minerals Corp. (the “Company”) issued an aggregate of 22,876,840 Units for total gross proceeds of $1,143,842 US under three separate private placement offerings. Each Unit is comprised of one share of the Company’s common stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional share of common stock for a period of two years at an exercise price of $0.10 US per share.

ACCREDITED INVESTOR PRIVATE PLACEMENT

A total of 8,700,000 Units were issued pursuant to Rule 506 of Regulation D promulgated under the United States Securities Act of 1933, as amended, (the "Act") to persons who represented that they were accredited investors as defined under Regulation D. The accredited investor private placement offering was approved by the Company's board of directors on January 16, 2009.

FOREIGN PRIVATE PLACEMENT

A total of 10,776,840 Units were issued pursuant to Regulation S of the Act to persons who represented that they were not "US Persons" as defined under Regulation S. The foreign private placement offering was approved by the Company's board of directors on January 16, 2009.

AFFILIATE PRIVATE PLACEMENT

A total of 3,400,000 Units were issued pursuant to Section 4(2) of the Act to a director and two companies affiliated with directors of the Company. The affiliate private placement offering was approved by the Company's board of directors on February 20, 2009.

The proceeds of the private placements will be used to retire corporate indebtedness, complete work on the Company's mineral properties and for general corporate purposes.

CONSULTANT SHARES

Also on February 24, 2009, the Company issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Act under the terms of the Management Consulting Agreement entered into between the Company and Jason S. Mitchell, as more particularly described in Item 5.02 below.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangement with Jason S. Mitchell

Effective February 24, 2009, the Company entered into a management consulting agreement (the “Consulting Agreement”) with Jason S. Mitchell, the Company’s Chief Financial Officer, Secretary, Treasurer and a director.

Under the terms of the Consulting Agreement in consideration of Mr. Mitchell acting as the Company's Chief Financial Officer, Secretary and Treasurer, Mr. Mitchell will receive a consulting fee of $12,000 per month. In addition, the Company has agreed to issue an aggregate of 3,000,000 restricted shares of the Company's common stock to Mr. Mitchell (the "Shares"). The Shares will be distributed to the Mr. Mitchell on the following basis:

(a)	750,000 Shares on execution of the Consulting Agreement;

(b)	750,000 Shares on March 1, 2009;

(c)	750,000 Shares on March 1, 2010; and

(d)	750,000 Shares on March 1, 2011.

In the event that the Consulting Agreement is terminated by Mr. Mitchell or the Company prior to March 1, 2011, then any shares not distributed to Mr. Mitchell prior to the date of termination will be returned to the Company for cancellation.

Mr. Mitchell is also entitled to be reimbursed for reasonable expenses incurred by him while performing his duties.

The Consulting Agreement is for a term of three years expiring on February 23, 2012 and may be terminated by either party on 60 days notice.

A copy of the Consulting Agreement is attached as an exhibit and incorporated herein by reference to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Management Consulting Agreement dated February 24, 2009 between the Company and Jason S. Mitchell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: February 26, 2009
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Secretary and Treasurer